Exhibit 4.14

AMERIGON INCORPORATED

2004 FORD VALUE PARTICIPATION AGREEMENT WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED FOR TRANSFERS OR SALES PURSUANT TO REGISTRATION UNDER THE ACT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A VALUE PARTICIPATION AGREEMENT (AS SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”) DATED MARCH 23, 2000 BETWEEN FORD MOTOR COMPANY (“FORD”) AND AMERIGON INCORPORATED (THE “COMPANY”). A COPY OF THE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

216,690 Shares of
Common Stock
of the Company	Warrant No. 2004-1

WARRANT TO PURCHASE COMMON STOCK OF AMERICON INCORPORATED

This is to certify that Ford Motor Company, its successors and registered assigns, is entitled to exercise this Warrant to purchase two hundred sixteen thousand six hundred ninety shares of Common Stock of Amerigon Incorporated, a California corporation (the “Company”), as the same shall be adjusted from time to time pursuant to the provisions of the Agreement, at any time in accordance with the terms of the Agreement, at a price equal to $5.75 per share and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreement. This Warrant shall expire on February 4, 2009.

This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreement, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Agreement for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Capitalized terms used but not defined herein have the meanings set forth in the Agreement. A copy of the Agreement is on file at the office of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

Dated as of

AMERIGON INCORPORATED

By:

Its:

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

No. of Shares	Name and Address of Assignee

and does hereby irrevocable constitute and appoint as attorney                                          to register such transfer on the books of                                  maintained for the purpose, with full power of substitution in the premises.

Dated:                    , 200

By:

Name:

Title:

3

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases                          of the number of shares of Common Stock of Amerigon Incorporated, purchasable with this Warrant, and herewith makes payment therefore, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of a delivered to                                                               whose address is                                              , and if such shares of Common Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

The undersigned represents that such shares of Common Stock acquired pursuant to exercise of this warrant will not be sold other than in compliance with applicable securities laws.

Date:                            , 200

By:

Name:

Title:

Address:

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